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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-00151, 333-33298, 333-34674) and Form S-8 (Nos.
2-87754, 33-20027, 33-28609, 33-45453, 33-48239, 33-55814, 33-61441, 33-61445,
333-08721, 333-45307, 333-59841, 333-61163, 333-66891, 333-86863, 333-86869,
333-53102, 333-53104) of Legg Mason, Inc. of: (1) our report dated August 1, 2001, relating to the financial statements of Private Capital Management, Inc. and Affiliates for the six-month period ended June 29, 2000; and (2) our report dated August 1, 2001 relating to the financial statements of Private Capital Management, L.P. and Affiliates for the period from June 30, 2000 through December 31, 2000, which appear in this Current Report on Form 8-K of Legg Mason, Inc. dated August 1, 2001.


/s/ PricewaterhouseCoopers LLP
Baltimore, Maryland
August 13, 2001